Exhibit 24.2



                          CERTIFICATE OF CORPORATE SECRETARY
                      OF ALTERNATIVE TECHNOLOGY RESOURCES, INC.



     The undersigned Secretary of Alternative Technology Resources, Inc., a Delaware corporation (the "Company"), in connection with the registration statement of the Company, hereby certifies as follows:

     A. On or about February 5, 1997, the Board of the Company adopted the following resolution pursuant to a form of Unanimous Written Consent:

     RESOLVED, that the Company's earlier appointment of George Van Derven or Edward L. Lammerding as the true and lawful attorney-in-fact and agent for the Company authorizing him to sign on behalf of the Company any and all amendments to the registration statement of the Company, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, is hereby ratified and approved;

     B. Said resolution of the Board of Directors of the Company has not been rescinded and remains in full force and effect as of the date hereof.

     IN WITNESS WHEREOF the undersigned Secretary of the Company has hereto set his hand this 5th day of February, 1997.


                                   JAMES D. ALEXANDER

                                   James D. Alexander, Corporate Secretary